EXHIBIT 4.2




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We consent to the reference to our firm as experts under the caption "Experts--Independent Registered Public Accounting Firm" and to the use of our report dated December 9, 2008, in Amendment No. 1 to the Registration Statement (File No. 333-155624) and related prospectus of Advisors Disciplined Trust 325.


                                /s/ GRANT THORNTON LLP
                                GRANT THORNTON LLP

Chicago, Illinois
December 9, 2008